     As filed with the Securities and Exchange Commission on May 31, 2001.
                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              -------------------

                             AIRSPAN NETWORKS INC.
             (Exact name of registrant as specified in its charter)

          Washington                                   75-2743995
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

                    13450 West Sunrise Boulevard, Suite 430
                               Sunrise, FL 33323
   (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                             AIRSPAN NETWORKS INC.
                  1998 STOCK OPTION AND RESTRICTED STOCK PLAN
                             (Full title of plan)

                                  PTSGE Corp.
                         701 Fifth Avenue, Suite 5000
                           Seattle, Washington 98104
                                (206) 623-7580
                    (Name, address, including ZIP code, and
                    telephone number, including area code,
                             of agent for service)

                                  Copies to:
                           Christopher H. Cunningham
                                Ben O. Orndorff
                           Preston Gates & Ellis LLP
                         701 Fifth Avenue, Suite 5000
                           Seattle, Washington 98104
                                (206) 623-7580

========================================================================================================================
                                                                                 Maximum
 Title of securities         Amount to be           Maximum offering        aggregate offering           Amount of
   to be registered         registered (1)         price per unit (2)           price (2)            registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0003
 par value per share       1,500,000 shares               $3.015                $4,522,500               $1,130.63
========================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock of Airspan Networks Inc. (the "Registrant").
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, based upon $3.015, the average of the high and low prices of the Registrant's common stock reported on May 30, 2001, as reported on the Nasdaq Stock Market.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Airspan Networks Inc. (the "Company") under Registration Number 333-45260, with respect to securities offered pursuant to the Company's 1998 Stock Option and Restricted Stock Plan, as amended (the "Plan"), are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

Exhibit                                 Description
-------                                 -----------
    4.1  --   Airspan Networks Inc. 1998 Stock Option and Restricted Stock Plan*
    5.1  --   Opinion of Preston Gates & Ellis LLP
   23.1  --   Consent of Preston Gates & Ellis LLP (see Exhibit 5.1)
   23.2  --   Consent of Ernst & Young -

* Incorporated by reference to Exhibit 4.1 of the S-8 Registration Statement of the Registrant, Registration Number 333-45260.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida, on this 30th day of May, 2001.


                                        AIRSPAN NETWORKS INC.

                                        By /s/ Eric D. Stonestrom
                                           ----------------------
                                           Eric D. Stonestrom, President and
                                           Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric D. Stonestrom and Matthew J. Desch, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 30th day of May, 2001.


/s/ Eric D. Stonestrom                             /s/ Matthew J. Desch
-------------------------------------------------  ---------------------------------------------
Eric D. Stonestrom                                 Matthew J. Desch
President and Chief Executive Officer,             Chairman of the Board of Directors
Director (Principal Executive Officer)

/s/ Peter Aronstam                                 /s/ David A. Twyver
-------------------------------------------------  ---------------------------------------------
Peter Aronstam                                     David A. Twyver
Chief Financial Officer (Principal Financial and   Director
Accounting Officer)

/s/ H. Berry Cash                                  /s/ Ovid Santoro
-------------------------------------------------  ---------------------------------------------
H. Berry Cash                                      Ovid Santoro
Director                                           Director

/s/ Thomas S. Huseby                               /s/ Guillermo Heredia
-------------------------------------------------  ---------------------------------------------
Thomas S. Huseby                                   Guillermo Heredia
Director                                           Director


            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
            -------------------------------------------------------

Exhibit                                 Description
-------                                 -----------
    4.1  --    Airspan Networks Inc. 1998 Stock Option and Restricted Stock Plan*
    5.1  --    Opinion of Preston Gates & Ellis LLP
   23.1  --    Consent of Preston Gates & Ellis LLP (see Exhibit 5.1)
   23.2  --    Consent of Ernst & Young -

* Incorporated by reference to Exhibit 4.1 of the S-8 Registration Statement of the Registrant, Registration Number 333-45260.